UNITED STATES
               SECURITIES AND EXCHANGE COMMISSION
                    WASHINGTON, D.C.   20549

                           FORM 8 - K

                         CURRENT REPORT
Pursuant to Section 13 or 15 (d) of The Securities Exchange Act of 1934


Date of Report (date of earliest event reported)  February 16, 2001


                 EMCEE Broadcast Products, Inc.
     (Exact name of registrant as specified in its charter)


Delaware                  1-6299         13-1926296
(State or other jurisdiction  (Commission    (I.R.S. Employee
 of incorporation)        File Number)   Identification Number)


Susquehanna Street Extension West, P.O. Box 68/White Haven, PA 18661-0068
            (Address of principal executive offices)


Registrant's telephone number, including area code     570-443-9575


                              NONE
 (Former name or former address, if changed since last report)

Item 1.   Changes in Control of Registrant.

          Not applicable.

Item 2.   Acquisition or Disposition of Assets.

          Not applicable.

Item 3.   Bankruptcy or Receivership/

          Not applicable.

Item 4.   Changes in Registrant's Certifying Accountant.

          Not applicable.

Item 5.   Other Events.

          The Registrant and its primary lending institution, First Union National Bank, have concluded negotiations and have entered into a written Forbearance Agreement with regard to the Registrant's indebtedness to the bank. The Forbearance Agreement is as a result of the bank's unwillingness to renew the Registrant's working line of credit of which the Registrant was advised on or about October 30, 2000. So long as the Registrant does not default under the Forbearance Agreement, the bank has agreed to forbear from the exercise of any of its rights or remedies against the Registrant under the Bank's loan documents until April 1, 2001. The Registrant has and will continue to pursue refinancing alternatives during the forbearance period.

Item 6.   Resignations or Registrant's Directors.

          Not applicable.

Item 7.   Financial Statements and Exhibits.

          Not applicable.

Item 8.   Change in Fiscal Year.

          Not applicable.

Item 9.   Sales of Equity Securities Pursuant to Regulation S

          Not applicable.

Item 10.  Regulation FD Disclosure.

          Not applicable


                           SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


                              	EMCEE BROADCAST PRODUCTS, INC.
                              	(Registrant)




Date:     February 21, 2001     /s/ James L. DeStefano
                              	JAMES L. DeSTEFANO
                              	President/CEO